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                                                                   Exhibit 32.2

                                 CERTIFICATION

   Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. (S) 1350, as adopted), James E. Levine, the Chief Executive Officer of Verenium Corporation (the "Company"), and Jeffrey G. Black, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

    1. This Amendment No. 1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, to which this Certification is attached as Exhibit 32.2 (this "Amendment"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

    2. The information contained in this Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2011

/s/ James E. Levine                   /s/ Jeffrey G. Black
------------------------------------  -----------------------------------
James E. Levine                       Jeffrey G. Black
President, Chief Executive Officer    Senior Vice President and Chief
and Director                          Financial Officer

This certification accompanies the Amendment No. 1 to the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Verenium Corporation under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (whether made before or after the date of the Amendment No. 1 to the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.